UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

2701 E. Grauwyler Rd.
Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: 844-935-2832

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐  Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01              Entry into a Material Definitive Agreement.

Incremental Term Loan

On April 16, 2019, Exela Intermediate LLC (the “Company”), an indirect wholly owned subsidiary of the registrant, Exela Technologies, Inc,. successfully borrowed an additional $30.0 million pursuant to incremental term loans (the “Incremental Term Loans”) under the Second Amendment to First Lien Credit Agreement (the “Second Amendment”), entered into April 16, 2019, by and among Exela Intermediate Holdings LLC, the Company, each “Subsidiary Loan Party” listed on the signature pages thereto, Royal Bank of Canada, as administrative agent, and each of the lenders party thereto.  The proceeds of the Incremental Term Loans were used to replace the cash spent for acquisitions, pay related fees, expenses and related borrowings and may also be used for general corporate purposes.

The Incremental Term Loans will bear interest at a rate per annum that is the same as the Company’s existing senior secured term loans (the “Existing Term Loans”) consisting of, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor, or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate and (iii) the one-month adjusted LIBOR plus 1.00%, in each case plus an applicable margin of 6.50% for LIBOR loans and 5.50% for base rate loans.   The Incremental Term Loans will mature on July 12, 2023, the same maturity date as the Existing Term Loans.

The Company may voluntarily repay the Existing Term Loans and the Incremental Term Loans (collectively, the “Term Loans”) at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to LIBOR rate loans.

Other than as described above, the terms, conditions and covenants applicable to the Incremental Term Loans are consistent with the terms, conditions and covenants that were applicable to the Existing Term Loans under the First Lien Credit Agreement and which are described in the registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 18, 2017 and July 17, 2018.

The lenders under the Incremental Term Loans and the arrangers of the Incremental Term Loans and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-Kand incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

10.1	Second Amendment, dated April 16, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2019

Exela Technologies, Inc.

By:	/s/ Erik L. Mengwall
Erik L. Mengwall
Secretary